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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. on Form S-8 of our reports dated March 28, 1997, except for Note 12, as to which the date is May 9, 1997, appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February 28, 1997.


/s/ Deloitte & Touche, LLP


Washington, D.C.
September 29, 1997